Exhibit 99.2

Moleculin Announces Scientific Support for Research Endeavor at

Mayo Clinic

HOUSTON – June 26, 2017 – Moleculin Biotech, Inc., (NASDAQ: MBRX) ("Moleculin" or the "Company"), a preclinical pharmaceutical company focused on the development of anti-cancer drug candidates, some of which are based on license agreements with The University of Texas System on behalf of the M.D. Anderson Cancer Center, today announced it has entered into an agreement with a physician at the Mayo Clinic to enable additional research on Moleculin’s WP1066 molecule for the possible treatment of a rare form of pediatric brain tumor.

Mayo Clinic physician-scientists have requested and Moleculin has agreed to supply them with WP1066 for preclinical testing for the potential treatment of pediatric Diffuse Intrinsic Pontine Gliomas (DIPG), a rare and very aggressive form of brain tumor. Mayo Clinic studies have suggested that DIPG may be particularly sensitive to the inhibition of the activated form of a cell-signaling protein called STAT3, a primary target of WP1066, and their preliminary studies have demonstrated significant anti-tumor activity of WP1066 in DIPG in vitro and in vivo tumor models.

“Independent research now suggests that WP1066 is capable of tumor suppression in xenografts of human brain tumors transplanted into mice," commented Walter Klemp, Chairman and CEO of Moleculin. “So, we are eager to move WP1066 into the clinic as quickly as possible.”

Mr. Klemp added: “we are proud to have an institution as renown as Mayo Clinic focus on WP1066 as a potential treatment for DIPG. This, along with the physician efforts at MD Anderson to secure an IND to study WP1066 for the treatment of adult brain tumors, continues to validate the potential importance of WP1066 in the treatment of difficult tumors.”

About Moleculin Biotech, Inc.

Moleculin Biotech, Inc. is a preclinical stage pharmaceutical company focused on the development of anti-cancer drug candidates, some of which are based on discoveries made at M.D. Anderson Cancer Center. Our lead product candidate is Annamycin, an anthracycline being studied for the treatment of relapsed or refractory acute myeloid leukemia, more commonly referred to as AML. We also have two preclinical small molecule portfolios, one of which is focused on the modulation of hard-to-target tumor cell signaling mechanisms and the recruitment of the patient's own immune system. The other portfolio targets the metabolism of tumors.

For more information about the Company, please visit http://www.moleculin.com.

Forward-Looking Statements

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements in this press release include, without limitation, the potential for Mayo Clinic to conduct clinical trials of WP1066 and the ability of WP1066 to become a safe and effective drug for DIPG. These statements relate to future events, future expectations, plans and prospects. Although Moleculin Biotech believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Moleculin Biotech has attempted to identify forward-looking statements by terminology including ''believes,'' ''estimates,'' ''anticipates,'' ''expects,'' ''plans,'' ''projects,'' ''intends,'' ''potential,'' ''may,'' ''could,'' ''might,'' ''will,'' ''should,'' ''approximately'' or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including those discussed under Item 1A. "Risk Factors" in our most recently filed Form 10-K filed with the Securities and Exchange Commission (“SEC”) and updated from time to time in our Form 10-Q filings and in our other public filings with the SEC.  Any forward-looking statements contained in this release speak only as of its date. We undertake no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Contacts

PCG Advisory Group

Investors:

Kirin M. Smith

Chief Operating Officer

D: 646.863.6519

E: ksmith@pcgadvisory.com